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Metris Receivables, Inc.                                                                  Metris Master Trust         Monthly Report
Certificateholder's Statement                                                                Series 1997-1                  Feb-1999
Section 5.2                                                              Class A                Class B            Class C

(i)Certificate Amount                                                  616,250,000.00      106,250,000.00       72,250,000.00

(ii)Certificate Principal Distributed                                            0.00                0.00                0.00

(iii)Certificate Interest Distributed                                    3,528,031.25          629,531.25          325,190.51

(iv)Principal Collections                                               31,222,291.17        5,383,153.65        3,660,544.49
(v)Finance Charge Collections                                           13,880,590.59        2,393,205.26        1,627,379.58
       Recoveries                                                          227,582.42           39,238.35           26,682.08
       Principal Account Earnings                                                0.00                0.00                0.00
       Accum. Period Reserve Acct. Earnings                                      0.00                0.00                0.00
       Pre-Funding Account Earnings                                              0.00                0.00                0.00

         Total Finance Charge Collections                               14,108,173.01        2,432,443.61        1,654,061.66

                                      Total Collections                 45,330,464.18        7,815,597.26        5,314,606.15

(vi)Aggregate Amount of Principal Receivables                                    --                  --                  --

       Invested Amount (End of Mth)                                    616,250,000.00      106,250,000.00       72,250,000.00

       Floating Allocation Percentage                                      15.6072252%          2.6909009%          1.8298126%

       Fixed/Floating Allocation Percentage                                       N/A                 N/A                 N/A

       Invested Amount (Beg. of Mth)                                   616,250,000.00      106,250,000.00       72,250,000.00

       Average Daily Invested Amount                                             --                  --                  --

(vii)Receivable Delinquencies (As a % of Total Receivables)                      --                  --                  --
       Current                                                                   --                  --                  --
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                --                  --                  --
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)               --                  --                  --
       90 Days and Over (60+ Days Contractually Delinquent)                      --                  --                  --

                                      Total Receivables                          --                  --                  --

(viii)Aggregate Investor Default Amount                                          --                  --                  --

         As a % of Average Daily Invested Amount                                 --                  --                  --
         (Annualized based on 365 days/year)                                     --                  --                  --
(ix)Charge-Offs                                                                  0.00                0.00                0.00

(x)Servicing Fee                                                                 --                  --                  --

(xi)Pool Factor                                                             1.0000000           1.0000000           1.0000000

(xii)Unreimbursed Reallocated Principal Collections                              --                  0.00                0.00

(xiii)Excess Funding Account Balance                                             --                  --                  --

         Pre-Funding Account Balance                                             --                  --                  --

(xiv)Class C Reserve Amount                                                      --                  --                  --

         Class C Reserve Account Balance                                         --                  --                  --

         Class C Trigger Event Occurrence                                        --                  --                  --

(xv)Number of New Accounts Added to the Trust                                    --                  --                  --

(xvi)Average Net Portfolio Yield                                                 --                  --                  --

(xvii)Minimum Base Rate                                                          --                  --                  --

(xviii)Principal Funding Account Balance                                         --                  --                  --

(xix)Accumulation Shortfall                                                      --                  --                  --

(xx)Scheduled Commencement date of the Accumulation Period                       --                  --                  --

        Accumulation Period Length                                               --                  --                  --

(xxi)Required Reserve Account Amount                                             --                  --                  --

        Available Reserve Account Amount                                         --                  --                  --

        Covered Amount                                                           --                  --                  --



                                                                           Class D             Total

(i)Certificate Amount                                                   55,250,000.00      850,000,000.00

(ii)Certificate Principal Distributed                                            --                  0.00

(iii)Certificate Interest Distributed                                            --          4,482,753.01

(iv)Principal Collections                                                2,785,175.05       43,051,164.36
(v)Finance Charge Collections                                            1,237,876.24       19,139,051.67
       Recoveries                                                           20,403.94          313,906.79
       Principal Account Earnings                                                0.00                0.00
       Accum. Period Reserve Acct. Earnings                                      0.00                0.00
       Pre-Funding Account Earnings                                              0.00                0.00

         Total Finance Charge Collections                                1,258,280.18       19,452,958.46

                                      Total Collections                  4,043,455.23       62,504,122.82

(vi)Aggregate Amount of Principal Receivables                                    --      3,948,491,755.77

       Invested Amount (End of Mth)                                     55,250,000.00      850,000,000.00

       Floating Allocation Percentage                                       1.3992685%         21.5272072%

       Fixed/Floating Allocation Percentage                                       N/A           0.0000000%

       Invested Amount (Beg. of Mth)                                    55,250,000.00      850,000,000.00

       Average Daily Invested Amount                                             --        849,730,288.15

(vii)Receivable Delinquencies (As a % of Total Receivables)                      --                  --
       Current                                                                  83.65%   3,474,379,226.36
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                7.53%     312,765,460.14
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)               3.01%     124,853,829.63
       90 Days and Over (60+ Days Contractually Delinquent)                      5.81%     241,366,771.23

                                      Total Receivables                        100.00%   4,153,365,287.36

(viii)Aggregate Investor Default Amount                                          --          7,989,782.62

         As a % of Average Daily Invested Amount                                 --                  --
         (Annualized based on 365 days/year)                                     --                 12.26%
(ix)Charge-Offs                                                                  --                  0.00

(x)Servicing Fee                                                                 --          1,304,109.59

(xi)Pool Factor                                                                  --                  --

(xii)Unreimbursed Reallocated Principal Collections                              0.00                0.00

(xiii)Excess Funding Account Balance                                             --                  0.00

         Pre-Funding Account Balance                                             --                  0.00

(xiv)Class C Reserve Amount                                                      --         21,250,000.00

         Class C Reserve Account Balance                                         --         21,250,000.00

         Class C Trigger Event Occurrence                                        --                   Yes

(xv)Number of New Accounts Added to the Trust                                    --                73,204

(xvi)Average Net Portfolio Yield                                                 --               17.5857%

(xvii)Minimum Base Rate                                                          --                8.8036%

(xviii)Principal Funding Account Balance                                         --                  0.00

(xix)Accumulation Shortfall                                                      --                   N/A

(xx)Scheduled Commencement date of the Accumulation Period                       --            March 2001

        Accumulation Period Length                                               --                   N/A

(xxi)Required Reserve Account Amount                                             --                   N/A

        Available Reserve Account Amount                                         --                   N/A

        Covered Amount                                                           --                   N/A

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